Exhibit 99.1

Monotype Announces First Quarter 2019 Results

Company Re-affirms Full-Year Guidance, Despite Lower Than Expected Q1 2019 Results

WOBURN, Mass.--(BUSINESS WIRE)--April 26, 2019--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the first quarter ended March 31, 2019.

First quarter 2019 highlights

  Revenue for the quarter was $51.4 million, a decrease of 9% year over year.
  Net income was $2.7 million; Non-GAAP net adjusted EBITDA was $11.0 million, or 21.5% of revenue.

“We continue to be uniquely positioned to meet the design and marketing challenges of the world’s largest brands, and remain focused on the effective execution of our strategy,” said Scott Landers, president and CEO of Monotype. “While we fell short of our expectations for the quarter, we are confident that our sales pipeline and go-to-market strategy will enable us to meet our full-year guidance.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “Despite the revenue decline, we increased our non-GAAP net adjusted EBITDA margin by 220 basis points to 21.5%, demonstrating our commitment and ability to increase profitability. We remain laser focused on balancing investments in sustainable revenue growth and expanding profitability margins.”

First quarter 2019 operating results
Revenue for the quarter decreased 9% to $51.4 million, compared to $56.7 million for the first quarter of 2018. Creative Professional revenue was $32.8 million, a 6% decrease from the first quarter of 2018. OEM revenue was $18.6 million, a decrease of 14% from the same period in 2018.

Gross margin for the quarter was 79.6% compared to 76.5% in the prior year quarter.

Net income was $2.7 million, compared to net loss of $1.2 million in the first quarter of 2018. Earnings per diluted share was $0.06, compared to loss per diluted share of $0.03 in the prior year quarter.

Non-GAAP net income, which excludes the amortization of intangible assets, stock based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $7.5 million, compared to $8.9 million in the first quarter of 2018. Non-GAAP earnings per diluted share was $0.19 in the first quarter of 2019, compared to $0.22 in the prior year period.

Non-GAAP net adjusted EBITDA was $11.0 million, or 21.5% of revenue, compared to $11.0 million in the first quarter of 2018.

Cash and cash flow
Monotype had cash and cash equivalents of $46.4 million as of March 31, 2019, compared to $60.1 million as of December 31, 2018, and $85.4 million as of March 31, 2018. The company generated $4.1 million of cash from operations in the first quarter of 2019, compared to $7.5 million in the first quarter of 2018. During the first quarter of 2019, the company repaid $5.2 million on its outstanding revolving line of credit.

In the first quarter of 2019, Monotype repurchased approximately 371,000 shares of common stock on the open market at prevailing market prices, for a total consideration of $6.6 million.

Quarterly dividend
Monotype’s most recent dividend payment of $0.116 per share was paid on April 18, 2019, to shareholders of record as of the close of business on April 1, 2019. A dividend of $0.116 cents per share will be paid on July 19, 2019, to shareholders of record as of the close of business on July 1, 2019.

Financial outlook
Monotype is updating its full-year 2019 earnings per diluted share guidance to reflect a lower than anticipated effective tax rate. Monotype's second quarter and full-year 2019 financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q2 2019	Full-Year 2019
Revenue	$54.5 – $59.5	$247.0 – $257.0
Non-GAAP net adjusted EBITDA	$13.8 – $17.3	$71.5 – $78.5
Operating expenses	$36.5 – $38.5	$158.0 – $161.0
GAAP earnings per diluted share	$0.11 – $0.19	$0.81 – $0.95
Non-GAAP earnings per diluted share	$0.23 – $0.31	$1.29 – $1.43

Conference call details
Monotype will host a conference call on Friday, April 26, 2019, at 8:30 a.m. EDT to discuss the company’s first quarter 2019 results and business outlook for 2019. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 7190737. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results; the growth of the company’s business; anticipated savings, costs and expenses resulting from the company’s restructuring actions and changes to the company’s product portfolio; the impact of the company’s revenue recognition policy; the impact of federal tax reform legislation; the execution of the company’s capital allocation and funding strategies; and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the anticipated cost savings and expenses from the company’s restructuring actions and wind down of certain of the company’s products including that such savings and expenses are not as predicted; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype
Monotype empowers creative minds to build and express authentic brands through design, technology and expertise. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2019 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$46,354	$60,106
Restricted cash	6,000	6,000
Accounts receivable, net	46,083	55,943
Income tax refunds receivable	5,726	5,122
Prepaid expenses and other current assets	7,672	6,473
Total current assets	111,835	133,644
Right of use asset	13,432	—
Property and equipment, net	12,881	14,105
Goodwill	275,466	276,222
Intangible assets, net	72,823	74,699
Other assets	9,714	8,986

Total assets	$496,151	$507,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,325	$1,719
Accrued expenses and other current liabilities	30,182	43,840
Accrued income taxes payable	190	510
Deferred revenue	11,941	10,337
Lease liability	3,621	—
Total current liabilities	48,259	56,406
Revolving line of credit	70,000	75,000
Other long-term liabilities	1,649	3,102
Deferred income taxes	35,697	35,083
Reserve for income taxes	—	2,471
Lease liability	11,229	—
Accrued pension benefits	5,829	5,888
Stockholders’ equity:
Common stock	46	46
Additional paid-in capital	324,027	319,486
Treasury stock, at cost	(91,329)	(83,518)
Retained earnings	97,458	99,605
Accumulated other comprehensive loss	(6,714)	(5,913)
Total stockholders’ equity	323,488	329,706
Total liabilities and stockholders’ equity	$496,151	$507,656

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue	$51,356	$56,683
Cost of revenue	9,603	12,436
Cost of revenue—amortization of acquired technology	857	864
Total cost of revenue	10,460	13,300

Gross profit	40,896	43,383
Operating expenses:
Marketing and selling	17,130	20,089
Research and development	7,441	9,296
General and administrative	12,019	15,618
Restructuring	(24)	194
Amortization of other intangible assets	832	1,024
Total operating expenses	37,398	46,221
Income (loss) from operations	3,498	(2,838)
Other expense:
Interest expense, net	771	728
Other expense	206	98
Total other expense	977	826

Income (loss) before benefit from income taxes	2,521	(3,664)
Benefit from income taxes	(139)	(2,465)
Net income (loss)	$2,660	$(1,199)
Net income (loss) available to common stockholders—basic and diluted	$2,514	$(1,199)
Net income (loss) per common share—basic and diluted	$0.06	$(0.03)
Weighted-average number of shares outstanding—basic	40,004,354	40,005,789
Weighted-average number of shares outstanding—diluted	40,066,059	40,005,789

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended March 31,
	2019	2018
GAAP net income (loss)	$2,660	$(1,199)
Interest expense, net	771	728
Other expense, net	206	98
Benefit from income taxes	(139)	(2,465)
Income (loss) from operations	$3,498	$(2,838)
Depreciation and amortization	3,169	3,249
Stock based compensation	4,219	4,247
Acquisition—related compensation(1)	167	1,189
Non-recurring expenses(2)	(24)	5,114
Net adjusted EBITDA	$11,029	$10,961

(1) For the three months ended March 31, 2019, the amount includes $0.2 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended March 31, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(2) For the three months ended March 31, 2019, the amount includes ($24) thousand of restructuring expenses. For the three months ended March 31, 2018, the amount includes $2.7 million of certain advisor fees related to shareholder activities, $2.2 million of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $0.2 million of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share amounts)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2019	2018
GAAP net income (loss) available to common stockholders ─ diluted	$2,660	$(1,199)
Amortization, net of tax of $390 and $440, respectively	1,299	1,448
Stock based compensation, net of tax of $855 and $710, respectively	3,364	3,537
Acquisition—related compensation, net of tax of $0 and $0, respectively(1)	167	1,189
Non-recurring expense, net of tax of ($6) and $1,192, respectively(2)	(18)	3,922
Non-GAAP net income	$7,472	$8,897

(1) For the three months ended March 31, 2019, the amount includes $0.2 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended March 31, 2018, the amount includes $0.9 million of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(2) For the three months ended March 31, 2019, the amount includes ($18) thousand, net of tax, of restructuring expenses. For the three months ended March 31, 2018, the amount includes $2.1 million, net of tax, of advisor fees related to shareholder activities, $1.7 million, net of tax, of royalty expense, recorded in cost of sales, associated with revenue that is not recognized under ASC 606 and $0.1 million, net of tax, of restructuring expenses.

RECONCILIATION OF GAAP EARNINGS (LOSS) PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2019	2018
GAAP net income (loss) per diluted share	$0.06	$(0.03)
Amortization, net of tax of $0.01 and $0.01, respectively	0.03	0.04
Stock based compensation, net of tax of $0.01 and $0.02, respectively	0.09	0.09
Acquisition—related compensation, net of tax of $0.00 and $0.00, respectively(1)	0.01	0.03
Non-recurring expenses, net of tax of $0.00 and $0.03, respectively(2)	—	0.09
Non-GAAP earnings per diluted share	$0.19	$0.22

(1) For the three months ended March 31, 2019, the amount includes $0.2 million, or $0.01 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition. For the three months ended March 31, 2018, the amount includes $0.9 million, or $0.02 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Olapic acquisition and $0.3 million, or $0.01 per share, net of tax, of expense associated with the deferred compensation arrangement resulting from the Amendment to the Swyft Merger Agreement.

(2) For the three months ended March 31, 2019, the amount includes ($18) thousand, or $0.00 per share, net of tax, of restructuring expenses. For the three months ended March 31, 2018, the amount includes $2.1 million, or $0.05 per share, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, or $0.04 per share, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $0.1 million, or $0.00 per share, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION Stock based compensation is comprised of the following:

	Three Months Ended March 31,
	2019	2018
Marketing and selling	$1,770	$1,734
Research and development	722	988
General and administrative	1,727	1,525
Total expensed	4,219	4,247
Property and equipment	—	14
Total stock based compensation	$4,219	$4,261
MARKET INFORMATION The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2019	2018
Creative Professional	$32,763	$34,998
OEM	18,593	21,685
Total	$51,356	$56,683

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2019	Q2 2019
GAAP net income	$4,550	$7,450
Amortization, net of tax of $300 and $300, respectively	1,450	1,450
Stock based compensation, net of tax of $700 and $700, respectively	3,350	3,350
Acquisition—related compensation, net of tax of $0 and $0, respectively	150	150
Non-GAAP net income	$9,500	$12,400

GAAP earnings per diluted share	$0.11	$0.19
Amortization, net of tax of $0.01 and $0.01, respectively, per diluted share	0.04	0.04
Stock based compensation, net of tax of $0.02 and $0.02, respectively, per diluted share	0.08	0.08
Acquisition—related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	—	—
Non-GAAP earnings per diluted share	$0.23	$0.31

Weighted average diluted shares used to compute earnings per share	39,800	39,800
Assumes 17% effective tax rate.

	Low End of Guidance	High End of Guidance
	2019	2019
GAAP net income	$32,350	$38,150
Amortization, net of tax of $1,150 and $1,150, respectively	5,650	5,650
Stock based compensation, net of tax of $2,900 and $2,900, respectively	13,150	13,150
Acquisition—related compensation, net of tax of $0 and $0, respectively	400	400
Non-GAAP net income	51,550	57,350

GAAP earnings per diluted share	$0.81	$0.95
Amortization, net of tax of $0.03 and $0.03, respectively, per diluted share	0.14	0.14
Stock based compensation, net of tax of $0.07 and $0.07, respectively, per diluted share	0.33	0.33
Acquisition—related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.01	0.01
Non-GAAP earnings per diluted share	$1.29	$1.43

Weighted average diluted shares used to compute earnings per share	40,100	40,100
Assumes 17% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2019	Q2 2019
GAAP net income	$4,550	$7,450
Interest, net	800	800
Other (income) expense, net	—	—
Provision for income taxes	950	1,550

Income from operations	6,300	9,800
Depreciation and amortization	3,250	3,250
Stock based compensation	4,050	4,050
Acquisition—related compensation	150	150

Non-GAAP net adjusted EBITDA	$13,750	$17,250

	Low End of Guidance	High End of Guidance
	2019	2019
GAAP net income	$32,350	$38,150
Interest, net	3,200	3,200
Other (income) expense, net	—	—
Provision for income taxes	6,600	7,800

Income from operations	42,150	49,150
Depreciation and amortization	12,900	12,900
Stock based compensation	16,050	16,050
Acquisition—related compensation	400	400

Non-GAAP net adjusted EBITDA	$71,500	$78,500

CONTACT:
Investor Relations:
Chris Brooks
Monotype
ir@monotype.com